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                                                                   EXHIBIT 99

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                       Citizens Bancorp of Delavan, Inc.

                PROXY SOLICITED ON BEHALF OF CITIZENS BANCORP'S
                              BOARD OF DIRECTORS

                      Please sign and return immediately


            Known all men by these presents that, I, the undersigned shareholder of Citizens Bancorp of Delavan, Inc., do hereby appoint Rymund P. Wurlitzer and Daniel W. Brown as my true and lawful attorneys, with full power of substitution, for me and in my name, to vote at the special meeting of stockholders of said corporation, to be held on the 30th day of May, 1995, or any adjournment of said meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given, as follows:

            Agreement and Plan of Reorganization

            Proposal to approve the Agreement and Plan of Reorganization dated August 31, 1994, between Citizens Bancorp and Marshall & Ilsley Corporation ("M&I") and a related Agreement and Plan of Merger between M&I Interim Corp., which is a wholly-owned subsidiary of M&I, and Citizens Bancorp, pursuant to which Citizens Bancorp will be merged with and into M&I Interim Corp. (the "Merger") and each outstanding share of Citizens Bancorp's Common Stock, $1.00 par value, will be converted into the right to receive 305.85 shares of M&I's Common Stock, $1.00 par value, and cash in lieu of fractional shares.

            VOTE FOR                VOTE AGAINST                  ABSTAIN
              [  ]                      [  ]                        [  ]

            The above item is proposed by the Board of Directors, and it recommends a vote in favor of such item.


            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

            I confer discretionary authority on the above-named individuals with respect to any other matters which properly come before the meeting, which approval shall not constitute ratification of actions taken at that meeting.


            IN EXERCISING DISCRETIONARY AUTHORITY, SHARES WILL BE VOTED ACCORDING TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.



Dated:  _____________________, 1995       ___________________________________
        (please fill in date)             (Signature of Stockholder)


                                          ___________________________________
                                          (Signature of Stockholder)

(When signing as personal representative, trustee, guardian, etc., please give your full title. If more than one trustee, all should sign, unless any one person is authorized to act. If shares are held in joint names, either or both may sign.)